UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2006 (June 21, 2006)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 21, 2006, Behringer Harvard Holdings, LLC (“BHH”), an affiliate of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a development option agreement (the “Development Option Agreement”) with W&G Partnership, Ltd., Desta Three Partnership, Ltd. and Desta Six Partnership, Ltd. to have the exclusive right of first offer to participate in the future development of five separate tracts of land, totaling approximately 48 acres in Austin, Texas, contiguous with the Terrace property described in Item 2.01 below. On June 21, 2006, Behringer Harvard Operating Partnership I LP, our operating partnership (“BHOP”), entered into an Agreement Concerning Development Rights with BHH whereby BHH has granted BHOP a right of first refusal to exercise the rights of BHH arising out of the Development Option Agreement. The Development Option Agreement and the Agreement Concerning Development Rights have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On June 21, 2006, we acquired a portfolio of four office buildings in an office park located in Austin, Texas (the “Terrace”) through Behringer Harvard Terrace LP (“BH Terrace”), a wholly-owned subsidiary of BHOP. The Terrace consists of two five-story buildings and two six-story buildings containing approximately 619,000 combined rentable square feet located on approximately 21 acres of land. The property also includes one three-story and three four-story parking garages. The total contract purchase price for the Terrace, exclusive of closing costs and initial escrows, was approximately $166 million. BH Terrace borrowed $131 million under a loan agreement (the “Terrace Loan Agreement”) with Lehman Brothers Bank, FSB (the “Terrace Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. For a description of the Terrace Loan Agreement, see Item 2.03 below. The Terrace consists of the following office buildings:

•                  a five-story office building, built in 1999, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet (“Terrace 1”);

•                  a five-story office building, built in 1999, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet (“Terrace 2”);

•                  a six-story office building, built in 2002, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet (“Terrace 5”); and

•                  a six-story office building, built in 2002, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet (“Terrace 7”).

The purchase price for the transaction was determined through negotiations between Desta One Partnership, Ltd., Desta Two Partnership, Ltd. and Desta Five Partnership, Ltd. (collectively, the “Sellers”) and Behringer Advisors LP, our advisor, and its affiliates. Neither we nor our advisor is affiliated with the Sellers and there is no material relationship between the Sellers and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.

In evaluating the Terrace as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the Terrace’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that the Terrace is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed. We do not intend to make significant repairs or improvements to the Terrace over the next few years.

The Terrace is approximately 97% leased and includes the following major tenants:  Cirrus Logic, Inc. and Vinson & Elkins. Terrace 1, Terrace 2, Terrace 5 and Terrace 7 are approximately 94%, 89%, 100% and 99% leased, respectively.

Cirrus Logic, Inc., a worldwide leader in the development of high-precision analog and mixed-signal integrated circuits, leases 196,717 square feet of Terrace 5 for an annual rent of approximately $4.6 million under a lease that expires in August 2012 with two ten-year renewal options available.

Vinson & Elkins, an international law firm, leases approximately 115,000 square feet of Terrace 7 for an annual rent of approximately $2.8 million under a lease that expires in December 2014 with two five-year renewal options available.

HPT Management Services LP (the “Terrace Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Terrace. Among other things, the Terrace Property Manager has the authority to negotiate and enter into leases of the Terrace on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Terrace Property Manager has subcontracted certain of its on-site management services to ClayDesta, L.P., an affiliate of the Sellers.

As compensation for its services, the Terrace Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

1.                                       a property management fee equal to 3% of the monthly gross revenues from the Terrace; and

2.                                       an annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH Terrace entered into the Terrace Loan Agreement on June 21, 2006. The interest rate under the loan is fixed at 5.75% per annum through July 2008, and 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $804,000 required beginning August 2011 and continuing to the maturity date, July 11, 2016. Prepayment is permitted only in whole on or after April 11, 2016. The Terrace Loan Agreement, the related Promissory Note, and the Deed of Trust and Security Assignment have been filed as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Terrace Loan Agreement in the event that (1) BH Terrace files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Terrace Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Terrace or any of its affiliates. The Guaranty and the related Assignment of Leases and Rents have been filed as Exhibits 10.8 and 10.9 to this Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Additionally, on June 21, 2006, BHOP entered into a promissory note with W&G Partnership, Ltd. (the “Borrower”), whereby BHOP loaned $3 million to the Borrower (the “Terrace Development Note”). The interest rate under the Terrace Development Note is fixed at 7.75% per annum (“Annual Interest Rate”) through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. The difference between the Annual Interest Rate and 6.50% will be accrued and added to the principal amount annually on the anniversary date of the note. The unpaid interest and principal are due on June 21, 2013. The Terrace Development Note and the related Deed of Trust have been filed as Exhibits 10.10 and 10.11 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Item 8.01               Other Events.

On June 22, 2006, we announced our acquisition of the Terrace with a press release. A copy of the press release has been filed as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 8.01 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before September 6, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 27, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Development Option Agreement between W&G Partnership, Ltd., Desta Three Partnership, Ltd., Desta Six Partnership, Ltd. and Behringer Harvard Holdings, LLC

10.2	Agreement Concerning Development Rights between Behringer Harvard Operating Partnership I LP and Behringer Harvard Holdings, LLC

10.3	Purchase and Sale Agreement between Desta One Partnership, LTD, Desta TwoPartnership, LTD, Desta Five Partnership, LTD and Harvard Property Trust, LLC

10.4	Amended and Restated First Amendment to Purchase and Sale Agreement between Desta One Partnership, LTD, Desta Two Partnership, LTD, Desta Five Partnership, LTD and Harvard Property Trust, LLC

10.5	Loan Agreement between Lehman Brothers Bank, FSB and Behringer Harvard Terrace LP

10.6	Promissory Note made between Lehman Brothers Bank, FSB and Behringer Harvard Terrace LP

10.7	Deed of Trust and Security Assignment by Behringer Harvard Terrace LP, as borrower to Barnet B. Skelton, Jr. as trustee for the benefit of Lehman Brothers Bank, FSB

10.8	Guaranty made by Behringer Harvard REIT I, Inc., in favor of Lehman Brothers Bank, FSB

10.9	Assignment of Leases and Rents by Behringer Harvard Terrace LP, as borrower to Lehman Brothers Bank, FSB

10.10	Promissory Note made between W&G Partnership, Ltd. and Behringer Harvard Operating Partnership I LP

10.11	Deed of Trust by W&G Partnership, Ltd, as borrower, to Randall S. Osbourne as trustee for the benefit of Behringer Harvard Operating Partnership I LP

99.1	Press Release of Behringer Harvard REIT I, Inc.